Exhibit 99.1

For Immediate Release

SL Industries Announces 2015 Full Year and Fourth Quarter Results

MT. LAUREL, NEW JERSEY, March 15, 2016 . . . SL INDUSTRIES, INC. (NYSE MKT: SLI); (“SLI” or the “Company”) operating results for the fourth quarter and year ended December 31, 2015 are summarized in the following paragraphs. Please read the Company's Form 10-K, which can be found at www.slindustries.com, for a full discussion of the operating results.

Fourth Quarter Results
Net sales for the quarter ended December 31, 2015 were $52.8 million compared with net sales for the quarter ended December 31, 2014 of $53.3 million.

Income from continuing operations for the quarter ended December 31, 2015 was $4.1 million, or $1.04 per diluted share, compared to income from continuing operations of $3.6 million, or $0.86 per diluted share, for the quarter ended December 31, 2014.

Net income for the quarter ended December 31, 2015 was $3.4 million, or $0.87 per diluted share, compared to net income of $7.9 million, or $1.89 per diluted share, for the quarter ended December 31, 2014. Net income for the quarter ended December 31, 2015 included a loss from discontinued operations of $0.7 million, or $0.17 per diluted share, compared to income from discontinued operations of $4.3 million, or $1.03 per diluted share, for the fourth quarter of 2014. Income from discontinued operations for 2014 includes a gain from the sale of a formally owned subsidiary, RFL Electronics Inc.

The Company generated EBITDA from continuing operations of $7.1 million for the fourth quarter of 2015, as compared to $5.5 million for the same period in 2014, an increase of $1.6 million, or 29%. The Company generated Adjusted EBITDA from continuing operations of $7.3 million for the fourth quarter of 2015, compared to $6.0 million for the same period in 2014, for an increase of $1.3 million, or 22%.  See “Note Regarding Use of Non-GAAP Financial Measurements” below for the definitions of EBITDA and Adjusted EBITDA.

Full Year Results
Net sales for the year ended December 31, 2015 were $199.9 million compared with net sales for the year ended December 31, 2014 of $204.4 million.

Income from continuing operations for the year ended December 31, 2015 was $12.4 million, or $3.07 per diluted share, compared to income from continuing operations of $14.2 million, or $3.39 per diluted share, for the year ended December 31, 2014.

Net income for the year ended December 31, 2015 was $10.7 million, or $2.65 per diluted share, compared to net income of $18.9 million, or $4.51 per diluted share, for the year ended December 31, 2014. Net income for the year ended December 31, 2015 included a loss from discontinued operations of $1.7 million, or $0.42 per diluted share, compared to income from discontinued operations of $4.7 million, or $1.12 per diluted share, for the year ended December 31, 2014.

The Company generated EBITDA from continuing operations of $22.0 million for the year ended 2015, as compared to $23.6 million for the same period in 2014, a decrease of $1.6 million, or 7%. The Company generated Adjusted EBITDA from continuing operations of $24.3 million for the year ended 2015, as compared to $24.0 million for the same period in 2014, an increase of $0.3 million, or 1%. See "Note Regarding Use of Non-GAAP Financial Measurements" below for the definition of EBITDA and Adjusted EBITDA.

Guidance 2016
The Company anticipates, based on current information, full-year 2016 net sales, EBITDA, and Adjusted EBITDA from continuing operations in the ranges of $194 million to $237 million, $22.7 million to $27.7 million, and $23.8 million to $28.8 million, respectively. The Company's outlook for the first quarter of 2016 is net sales, EBITDA, and Adjusted EBITDA from continuing operations in the ranges of $47 million to $53 million, $4.3 million to $4.8 million, and $4.6 million to $5.1 million, respectively.

Financial Summary

SUMMARY CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2015	2014
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$10,977	$31,950
Receivables, net	32,470	33,966
Inventories, net	23,722	23,597
Other current assets	10,091	10,856
Total current assets	77,260	100,369
Property, plant and equipment, net	18,166	8,070
Intangible assets, net	35,477	16,860
Other assets and deferred charges, net	3,017	6,477
Total assets	$133,920	$131,776

LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities	$50,647	$44,249
Long-term liabilities	6,270	10,206
Shareholders' equity	77,003	77,321
Total liabilities and shareholders' equity	$133,920	$131,776

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(In thousands, except per share amounts)

Net sales	$52,784	$53,277	$199,862	$204,417
Cost and expenses:
Cost of products sold	34,606	37,098	133,132	138,794
Engineering and product development	2,411	2,599	9,920	11,041
Selling, general and administrative	8,972	8,332	34,869	32,337
Depreciation and amortization	1,654	612	3,719	2,220
Restructuring charges	13	-	236	463
Total cost and expenses	47,656	48,641	181,876	184,855
Income from operations	5,128	4,636	17,986	19,562

Other income (expense):
Amortization of deferred financing costs	(72)	(29)	(191)	(94)
Interest income	2	8	25	13
Interest expense	(60)	(6)	(123)	(27)
Other gain (loss), net	363	234	340	1,769
Income from continuing operations before income taxes	5,361	4,843	18,037	21,223
Income tax provision	1,218	1,211	5,639	7,043
Income from continuing operations	4,143	3,632	12,398	14,180
(Loss) income from discontinued operations, net of tax	(695)	4,313	(1,700)	4,715
Net income	$3,448	$7,945	$10,698	$18,895

Basic net income (loss) per common share
Income from continuing operations	$1.05	$0.88	$3.10	$3.43
(Loss) income from discontinued operations, net of tax	(0.18)	1.04	(0.43)	1.14
Net income	$0.87	$1.92	$2.67	$4.57

Diluted net income (loss) per common share
Income from continuing operations	$1.04	$0.86	$3.07	$3.39
(Loss) income from discontinued operations, net of tax	(0.17)	1.03	(0.42)	1.12
Net income	$0.87	$1.89	$2.65	$4.51

Shares used in computing basic net income
per common share	3,960	4,145	4,001	4,139
Shares used in computing diluted net income
per common share	3,986	4,213	4,041	4,187

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(In thousands)

Net income	$3,448	$7,945	$10,698	$18,895
Other comprehensive income, net of tax:
Foreign currency translation	(1,069)	(170)	(1,853)	(366)
Net unrealized gain reclassified into income on sale of available-for-sale securities	-	-	-	(1,094)
Comprehensive income	$2,379	$7,775	$8,845	$17,435

Segment Results

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(In thousands)
Net sales
SLPE	$19,041	$20,089	$70,728	$74,593
High Power Group	16,255	20,871	69,621	85,332
SL-MTI	17,488	12,317	59,513	44,492
Net sales	52,784	53,277	199,862	204,417

Income from operations
SLPE	3,883	2,014	10,023	7,217
High Power Group	1,744	2,499	7,658	12,175
SL-MTI	1,844	2,024	8,044	7,170
Unallocated Corporate Expenses	(2,343)	(1,901)	(7,739)	(7,000)
Income from operations	5,128	4,636	17,986	19,562

Other income (expense):
Amortization of deferred financing costs	(72)	(29)	(191)	(94)
Interest income	2	8	25	13
Interest expense	(60)	(6)	(123)	(27)
Other gain (loss), net	363	234	340	1,769
Income from continuing operations before income taxes	$5,361	$4,843	$18,037	$21,223

Supplemental Non-GAAP Disclosures
EBITDA and Adjusted EBITDA

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(In thousands)

Income from continuing operations, net of tax	$4,143	$3,632	$12,398	$14,180

Add (deduct):
Interest income	(2)	(8)	(25)	(13)
Interest expense	60	6	123	27
Income tax provision	1,218	1,211	5,639	7,043
Depreciation and amortization	1,654	612	3,719	2,220
Amortization of deferred financing costs	72	29	191	94
EBITDA from continuing operations	7,145	5,482	22,045	23,551

Direct acquisition costs	40	-	1,254	146
Non-cash stock-based compensation expense	263	243	1,004	768
Non-cash amortization of an inventory purchase accounting adjustment	-	26	325	266
Restructuring costs	13	-	236	463
Strategic costs	24	-	140	-
Reversal of a portion of deferred compensation liability	-	-	(289)	-
Change in accounting priciple - LIFO to FIFO	-	-	(160)	-
Unrealized loss (gain) on foreign exchange contracts	(227)	658	(139)	825
Reversal of a portion of an earn-out liability	-	-	(72)	-
(Gain) on sale of China land rights	-	(892)	-	(892)
(Gain) on sale of available-for-sale securities	-	-	-	(1,691)
Other costs	-	524	-	524
Adjusted EBITDA from continuing operations	$7,258	$6,041	$24,344	$23,960

Note Regarding Use of Non-GAAP Financial Measurements

The financial data contained in this press release includes certain non-GAAP financial measures as defined by the Securities and Exchange Commission (“SEC”), including “EBITDA” and “Adjusted EBITDA”.  The Company is presenting EBITDA and Adjusted EBITDA because it believes that it provides useful information to investors about SLI, its business and its financial condition. The Company defines EBITDA as net income from continuing operations before the effects of interest income, interest expense, income taxes, depreciation and amortization, and the amortization of deferred financing costs. The Company defines Adjusted EBITDA as EBITDA before the effects of certain items, including     direct acquisition costs, non-cash charges for stock-based compensation, the non-cash amortization of an inventory purchase accounting adjustment related to acquisitions, restructuring charges, strategic costs, the reversal of a portion of a deferred compensation liability, the recognition of income due to a change in accounting principle, loss (gain), realized or unrealized, on foreign exchange contracts, the reversal of a portion of an earn-out liability, gain on sale of China land rights, gain on sale of available-for-sale securities, and certain other non-recurring items. The Company believes EBITDA and Adjusted EBITDA are useful to investors because they are key measures used by the Company's Board of Directors and management to evaluate its business, including internal management reporting, budgeting and forecasting processes, in comparing operating results across the business, as an internal profitability measure, as a component in evaluating the ability and the desirability of making capital expenditures and significant acquisitions, as an element in determining executive compensation, and as a basis in determining the Company’s bank covenants.

However, EBITDA and Adjusted EBITDA are not measures of financial performance under generally accepted accounting principles in the United States of America (“GAAP”), and the items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing financial performance. Therefore, EBITDA and Adjusted EBITDA should not be considered a substitute for net income (loss) or cash flows from operating, investing, or financing activities. Because EBITDA and Adjusted EBITDA are calculated before recurring cash items, including interest income, interest expense, and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business. There are a number of material limitations to the use of EBITDA and Adjusted EBITDA as an analytical tool, including the following:

•	EBITDA and Adjusted EBITDA do not reflect the Company's interest income and interest expense;
•	EBITDA and Adjusted EBITDA do not reflect the Company's income tax expense or the cash requirements to pay its income taxes;
•
Although depreciation and amortization are non-cash expenses in the period recorded, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacement;

•	EBITDA and Adjusted EBITDA do not include the amortization of deferred financing costs;
•	EBITDA and Adjusted EBITDA do not include discontinued operations;
•	Adjusted EBITDA does not include direct acquisition costs;
•	Adjusted EBITDA does not include non-cash charges for stock-based compensation;
•	Adjusted EBITDA does not include the non-cash amortization of an inventory purchase accounting adjustment related to acquisitions;
•	Adjusted EBITDA does not include restructuring charges;
•	Adjusted EBITDA does not include strategic costs;
•	Adjusted EBITDA does not include the reversal of a portion of a deferred compensation liability;
•	Adjusted EBITDA does not include the recognition of income due to a change in accounting principle;
•	Adjusted EBITDA does not include loss (gain), realized or unrealized, on foreign exchange contracts;
•	Adjusted EBITDA does not include the reversal of a portion of an earn-out liability;
•	Adjusted EBITDA does not include gain on sale of China land rights;
•	Adjusted EBITDA does not include gain on sale of available-for-sale securities;
•	Adjusted EBITDA does not include certain other non-recurring items.

The Company compensates for these limitations by relying primarily on its GAAP financial measures and by using EBITDA and Adjusted EBITDA only as supplemental information. The Company believes that consideration of EBITDA and Adjusted EBITDA, together with a careful review of its GAAP financial measures, is the most informed method of analyzing SLI.

The Company reconciles EBITDA and Adjusted EBITDA to net income from continuing operations, and that reconciliation is set forth above.  Because EBITDA and Adjusted EBITDA are not a measurement determined in accordance with GAAP and is susceptible to varying calculations, EBITDA and Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Net sales and expenses are measured in accordance with the policies and procedures described in the Company's Annual Report on Form 10-K for the year ended December 31, 2015.

About SL Industries, Inc.

SL Industries, Inc., designs, manufactures and markets power electronics, motion control, power protection, power quality electromagnetic equipment, and custom gears and gearboxes that are used in a variety of medical, commercial and military aerospace, computer, datacom, industrial, architectural and entertainment lighting, and telecom applications. For more information about SL Industries, Inc. and its products, please visit the Company's web site at www.slindustries.com.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect SLI's current expectations and projections about its future results, performance, prospects, and opportunities. SLI has tried to identify these forward-looking statements by using words such as "may," "should," "expect," "hope," "anticipate," "believe," "intend," "plan," "estimate," and similar expressions. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause its actual results, performance, prospects, or opportunities in 2016 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include, without limitation: the effectiveness of the cost reduction initiatives undertaken by the Company, changes in demand for the Company's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, constraints on supplies of critical components, excess or shortage of production capacity, difficulties encountered in the integration of acquired businesses and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports.  In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Although SLI believes that the expectations reflected in these forward-looking statements are reasonable and achievable, such statements involve significant risks and uncertainties, and no assurance can be given that the actual results will be consistent with these forward-looking statements. Except as otherwise required by Federal securities laws, SLI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason.

Contact
SL Industries, Inc.
Louis J. Belardi
Chief Financial Officer
E-mail:  louis.belardi@slindustries.com
Phone:  856.727.1500  x 5525